UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2006

SABRE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12175	75-2662240
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3150 Sabre Drive

Southlake, Texas 76092

(Address of Principal Executive Offices)  (Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On March 8, 2006, Sabre Holdings Corporation (“Sabre”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, for itself and as a representative of the several underwriters identified therein (the “Underwriters”) in connection with Sabre’s public offering of $400 million 6.350% Senior Notes due 2016 (the “Notes”). Sabre expects to receive net proceeds, before expenses, of $395.9 million, which is subject to the satisfaction of certain closing conditions set forth in the Underwriting Agreement. The Notes will be issued pursuant to an Indenture, dated as of August 3, 2001, between Sabre and SunTrust Bank, as Trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture to be entered into between Sabre and the Trustee.

The offering of the Notes was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, as amended (Registration No. 333-99209), which includes the prospectus dated April 3, 2003 and final prospectus supplement dated March 8, 2006 (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K for the purpose of incorporating such Underwriting Agreement by reference as an exhibit to the Registration Statement.

Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(d)         Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 8, 2006, between Sabre Holdings Corporation and Morgan Stanley & Co. Incorporated, as a representative of the several underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

	By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

Dated: March 10, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 8, 2006, between Sabre Holdings Corporation and Morgan Stanley & Co. Incorporated, as a representative of the several underwriters named therein